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                     INTERNATIONAL FLAVORS & FRAGRANCES INC.

                      2000 STOCK AWARD AND INCENTIVE PLAN,
                             AS AMENDED AND RESTATED

                      PERFORMANCE INCENTIVE AWARD AGREEMENT

     1. GRANT OF PERFORMANCE INCENTIVE AWARD. This Performance Incentive Award Agreement (the "Agreement") confirms the grant, effective August 1, 2002 (the "Grant Date") by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the "Company" or "IFF"), to Richard A. Goldstein ("Employee") of a Performance Incentive Award (the "Award"). The purpose of the Award is (i) to drive superior long-term corporate performance and shareholder value on behalf of IFF's owners, and (ii) to retain and reward the Chief Executive Officer for such performance over the next five years. The Award constitutes a grant of 200,000 shares of Restricted Stock (the "Restricted Stock") under Section 6(d) of the Company's 2000 Stock Award and Incentive Plan, as amended and restated (the "Plan"), subject to performance conditions under Section 7(b) of the Plan and as specified herein.

     2. PERFORMANCE AND VESTING REQUIREMENTS.

     (a) Earning and Vesting of Restricted Stock: The Restricted Stock will be
(i) earned based on the future performance of the Company, and (ii) vest based on Employee's future service to the Company. If not both earned and vested, the Restricted Stock will be forfeited as provided herein.

     Restricted Stock will be earned at the specified Performance/Vesting Date if the Total Shareholder Return ("TSR") (as defined below) of the Company, measured from the Grant Date to the Performance/ Vesting Date, exceeds the 50th percentile or the 75th percentile of the Comparison Group (as defined below), as follows:

        Number of Shares of Restricted Stock Earned Based on Performance
        ----------------------------------------------------------------

     Performance/      IFF TSR Exceeds 50th            IFF TSR Exceeds
     Vesting Date      Up to 75th Percentile           75th Percentile
     ------------      ---------------------           ---------------

     July 31, 2005         25,000                           50,000
     July 31, 2006         25,000                           50,000
     July 31, 2007     50,000 plus 50% of              100,000 plus all Unearned
                       Unearned Restricted Stock       Restricted Stock

The foregoing notwithstanding, no Restricted Stock will be earned at any Performance/Vesting Date if the Company's TSR is negative, unless otherwise determined by the Committee. "Unearned Restricted Stock" means shares of Restricted Stock that were potentially earnable at July 31, 2005 or July 31, 2006 but


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which were not earned based on the Company's TSR performance at those dates. For example, if Company TSR performance placed it at the 40th Percentile on July 31, 2005, and at the 60th Percentile on each of July 31, 2006 and July 31, 2007, a total of 75,000 shares of Unearned Restricted Stock would remain immediately prior to July 31, 2007, at which date a total of 87,500 shares of Restricted Stock would be earned (50,000 shares plus one-half of the 75,000 shares of previously Unearned Restricted Stock). The earning of shares of Restricted Stock at any Performance/Vesting Date shall be determined in the sole discretion of the Committee, which shall record its determination in writing. Any shares of Restricted Stock not earned by July 31, 2007 shall be forfeited.

     Shares of Restricted Stock earned at a specified Performance/Vesting Date will also vest at that date if Employee then remains employed by the Company or a subsidiary. In the event of Employee's Termination of Employment (as defined in Section 4 below), all shares of Restricted Stock not previously earned and vested will be forfeited regardless of whether they otherwise would have been earned at a subsequent Performance/Vesting Date; provided, however, that the Committee may determine, in its discretion, that shares of Restricted Stock will vest equal to the number of shares of Restricted Stock earned (which may include earning of any then Unearned Restricted Stock, in the Committee's discretion) treating the date of Termination as a Performance/Vesting Date, or at a subsequent scheduled Performance/Vesting Date, or on such other basis at or following Termination of Employment as the Committee may specify.

     In the event of a Change in Control, all Restricted Stock not forfeited prior to the Change in Control (including any then Unearned Restricted Stock) will be deemed earned and vested in full at the date of the Change in Control, except that the Company's Compensation Committee as constituted prior to the Change in Control, acting prior to the Change in Control or, if the Company did not receive at least 30 days' advance notice that the Change in Control was likely to occur, acting not later than 30 days after the Company received such notice, may determine that such accelerated earning and vesting of the Restricted Stock shall not occur, or shall occur only in part, or shall be subject to such other terms as the Committee may impose.

     (b) TSR (Total Shareholder Return): TSR means the amount, expressed as a percentage, of market price appreciation or depreciation of a share of common stock plus dividends on a share of common stock, assuming dividend reinvestment at the dividend payment date, measured from August 1, 2002 through a specified Performance/Vesting Date. TSR will be calculated for the Company and for each company in the Comparison Group, so that the ranking of the Company as a percentile of the Comparison Group can be determined. The TSR of the Company shall be calculated based on a market price of $30.59 at the Grant Date (subject to adjustment), and the TSR of companies in the Comparison Group shall be calculated based on the closing market price on July 31, 2002 (subject to adjustment). The market price for purposes of calculating the TSR of the Company and of companies in the Comparison Group on each Performance/Vesting Date shall be determined based on the average closing price per share of each company's common stock over the period of 20 consecutive trading days preceding that date, as reported by a reputable reporting

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service.

     (c) Comparison Group: The Comparison Group shall be the group of companies identified on Exhibit A hereto, provided that, in the event a merger, acquisition, or other extraordinary corporate event involving the Company or any company in the Comparison Group causes the common stock of a company included in the Comparison Group to cease to be publicly traded, changes the business of the company, or otherwise necessitates an adjustment to ensure continued comparability of the TSR of such company for purposes of the Comparison Group, the Committee shall make such adjustments as it deems appropriate in order to maintain the comparability of the results of the Comparison Group, including substitution of a new company; provided, however, that any substitution shall be combined with the results of the removed company so that the performance of the new company is reflected in the Comparison Group only for periods after the date of removal of the removed company; and provided further, that if the Committee determines it to be impractical to make such an adjustment or substitution, the TSR of such company for any period after such discontinuance shall be deemed to be the average TSR of all other continuing companies in the Comparison Group for such period (to be combined with the company's actual TSR through the date of such discontinuance), so that the aggregate number of companies in the Comparison Group will not be reduced. Adjustments may be made by the Committee in its discretion under this provision as a result of similar corporate events affecting the Common Stock of the Company or changes to the business of the Company, which may result in adjustments affecting the Comparison Group or adjustments to other terms of the Award. The foregoing notwithstanding, no adjustment shall be authorized hereunder if and to the extent that such authorization or adjustment would cause the performance goals for the Award not to meet the "performance goal requirement" set forth in Treasury Regulation 1.162-27(e)(2) under the Internal Revenue Code.

     (d) Lapse of Restrictions on Restricted Stock: Upon the earning and vesting of any Restricted Stock and satisfaction of all other conditions hereunder, the Company shall promptly deliver to Employee one or more certificates representing such shares (which shall no longer be deemed to be Restricted Stock), with any legend referring to the restrictions under this Agreement removed from such certificate(s), or shall cause such shares to be delivered to a broker or bank which maintains an account for Employee or Employee's designee for deposit to such account.

     3 RESTRICTION ON TRANSFER OF RESTRICTED STOCK. Until such time as a share of Restricted Stock has been earned and vested under Section 2 above, Employee shall have no right to sell, transfer, assign, pledge, or otherwise encumber or dispose of such Restricted Stock (except for forfeitures to the Company).

     4. DIVIDENDS AND DISTRIBUTIONS AND ADJUSTMENTS.

     (a) Dividends and Distributions. Employee shall be entitled to receive with respect to the Restricted Stock all dividends and distributions payable on Common Stock (including for this purpose any forward stock split) if and to the extent that he is the record owner of such Restricted Stock on any record date for such a dividend or

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distribution and he has not forfeited such Restricted Stock on or before the payment date for such dividend or distribution, subject to the following terms and conditions (except as provided in Section 4(b) below):

     (i) In the event of a cash dividend or distribution on Common Stock, such dividend or distribution shall be paid in cash to Employee and shall be non-forfeitable;

     (ii) In the event of any non-cash dividend or distribution in the form of property other than Common Stock payable on Common Stock (including shares of a subsidiary of the Company distributed in a spin-off), the Company shall retain in its custody the property so distributed in respect of Employee's Restricted Stock, which property thereafter will become earned and vested if and to the same extent as the original Restricted Stock with respect to which the property was distributed becomes earned and vested and, to the greatest extent practicable, shall be subject to all other terms and conditions as applied to the original Restricted Stock, including in the event of any dividends or distributions paid in respect of such property or with respect to the placement of any legend on certificate(s) or documents representing such property; provided, however, that any dividend or distribution of rights that expire before the latest Performance/Vesting Date will be unrestricted and exercisable by Employee in accordance with their terms;

     (iii) In the event of a dividend or distribution in the form of Common Stock or split-up of shares, the Common Stock issued or delivered as such dividend or distribution or resulting from such split-up will be deemed to be additional Restricted Stock and will become earned and vested if and to the same extent as the original Restricted Stock with respect to which the dividend or distribution was payable becomes earned and vested, and shall be subject to all other terms and conditions as applied to the original Restricted Stock.

     (b) Adjustments. The number and kind of shares of Restricted Stock, the number of such shares to be earned and vested and specified Performance/Vesting Dates under Section 2 hereof, and other terms and conditions of Restricted Stock or otherwise contained in this Agreement shall be appropriately adjusted, in order to prevent dilution or enlargement of Employee's rights hereunder, to reflect any changes in the number of outstanding shares of Common Stock resulting from any event referred to in Section 11(c) of the Plan, taking into account any Restricted Stock or other amounts paid or credited to Employee in connection with such event under Section 4(a) hereof, in the sole discretion of the Committee. In addition, the Committee may vary the treatment of any dividend or distribution as specified under Section 4(a)(ii) or (iii), in its discretion, provided that such variance does not impair the tax deductibility of the underlying Restricted Stock by the Company under Section 162(m) of the Code. The Committee may determine how to treat or settle any fractional share resulting under this Agreement.

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     5. OTHER TERMS OF RESTRICTED STOCK.

     (a) Voting and Other Shareholder Rights. Employee shall be entitled to vote Restricted Stock on any matter submitted to a vote of holders of Common Stock, and shall have all other rights of a shareholder of the Company except as expressly limited by this Agreement.

     (b) Consideration for Grant of Restricted Stock. Employee shall be required to pay no cash consideration for the grant of the Restricted Stock, but Employee's performance of services to the Company prior to the earning and vesting of the Restricted Stock and otherwise during his employment by the Company shall be deemed to be consideration for the Award. Employee's services performed from the Grant Date to the date of issuance of the shares of Restricted Stock is hereby determined to have a value equal to the aggregate par value of the shares being newly issued in connection with the Award.

     (c) Additional Forfeiture Provisions. Employee agrees that, by signing this Agreement and accepting the grant of the Restricted Stock, the forfeiture conditions set forth in Section 10 of the Plan shall apply to all Restricted Stock hereunder and to gains realized upon the earning and vesting of the Restricted Stock and dividends on the Restricted Stock.

     (d) Employee Representations and Warranties Upon Earning and Vesting. As a condition to the earning and vesting of Restricted Stock, the Company may require Employee to make any representation or warranty to the Company as may be required under any applicable law or regulation, and to make a representation and warranty that no Forfeiture Event has occurred or is contemplated within the meaning of Section 10 of the Plan.

     (e) Insider Trading Policy Applicable. Employee acknowledges that sales of shares resulting from Restricted Stock that has been earned and vested will be subject to the Company's policies regulating trading by executive officers and employees.

     6. CERTIFICATES REPRESENTING RESTRICTED STOCK; STOCK POWERS.

     (a) Certificates. Restricted Stock shall be evidenced by issuance of one or more certificates in the name of Employee, bearing an appropriate legend referring to the terms, conditions, and restrictions applicable hereunder, and shall remain in the physical custody of the General Counsel of the Company or his designee until such time as such shares of Restricted Stock have been earned and vested and the restrictions hereunder have therefore lapsed. In addition, Restricted Stock shall be subject to such stop-transfer orders and other restrictive measures as the General Counsel of the Company shall deem advisable under federal or state securities laws, rules and regulations thereunder, and the rules of the New York Stock Exchange, or to implement the terms, conditions and restrictions hereunder, and the General Counsel may cause a legend or legends to be placed on any such certificates to make appropriate reference to the terms, conditions and restrictions hereunder.

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     (b) Stock Powers. Employee agrees to execute and deliver to the Company one or more stock powers, in such form as may be specified by the General Counsel, authorizing the transfer of the Restricted Stock to the Company, at the Date of Grant of the Restricted Stock or upon request at any time thereafter.

     7. INCORPORATION OF PLAN BY REFERENCE. The Award is subject to the terms and conditions of the Plan, a copy of which previously has been delivered to Employee. All of the applicable terms, conditions and other provisions of the Plan are incorporated by reference herein. Capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the Plan. If there is any conflict between the provisions of this Agreement and mandatory provisions of the Plan, the provisions of the Plan govern. By accepting the grant of the Award and resulting Restricted Stock, Employee agrees to be bound by all of the terms and provisions of the Plan (as presently in effect or later amended), the rules and regulations under the Plan adopted from time to time, and the decisions and determinations of the Committee under the Plan made from time to time thereunder.

     8. MISCELLANEOUS.

     (a) Definition of "Termination of Employment." "Termination of Employment" means the event by which Employee ceases to be employed by the Company or any subsidiary of the Company and, immediately thereafter, is not employed by the Company or a subsidiary of the Company.

     (b) Mandatory Tax Withholding. Unless Employee has made other arrangements for the payment of mandatory withholding amounts satisfactory to the Company or unless otherwise determined by the Committee, at the time of settlement the Company will withhold from any Restricted Stock then earned and vested, in accordance with Section 11(d) of the Plan, the number of shares having a value nearest to, but not exceeding, the amount of income and employment taxes required to be withheld under applicable local laws and regulations, and pay the amount of such withholding taxes in cash to the appropriate taxing authorities. Employee will be responsible for any withholding taxes not satisfied by means of such mandatory withholding and for all taxes in excess of such withholding taxes that may be due as a result of the vesting of any shares of Restricted Stock.

     (c) Binding Agreement; Written Amendments. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties. This Agreement constitutes the entire agreement between the parties with respect to the Award and the Restricted Stock, and supersedes any prior agreements or documents with respect thereto. No amendment or alteration of this Agreement which may impose any additional obligation upon the Company shall be valid unless expressed in a written instrument duly executed in the name of the Company, and no amendment, alteration, suspension or termination of this Agreement which may materially impair the rights of Employee with respect to the Restricted Stock shall be valid unless expressed in a written instrument executed by Employee.

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     (d) No Promise of Employment. The Award and resulting Restricted Stock and the granting thereof shall not constitute or be evidence of any agreement or understanding, express or implied, that Employee has a right to continue as an officer or employee of the Company for any period of time, or at any particular rate of compensation.

     (e) Governing Law. THE VALIDITY, CONSTRUCTION, AND EFFECT OF THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS (INCLUDING THOSE GOVERNING CONTRACTS) OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS, AND APPLICABLE FEDERAL LAW.

     (f) Notices. Any notice to be given the Company under this Agreement shall be addressed to the Company at 521 West 57th Street, New York, NY 10019, attention: Corporate Secretary, and any notice to the Employee shall be addressed to the Employee at Employee's address as then appearing in the records of the Company.

     IN WITNESS WHEREOF, INTERNATIONAL FLAVORS & FRAGRANCES INC. has caused this Agreement to be executed by its officer thereunto duly authorized, and Employee has duly executed this Agreement, by which each has agreed to the terms of this Agreement.


Employee                                     INTERNATIONAL FLAVORS &
                                               FRAGRANCES INC.


/S/ RICHARD A. GOLDSTEIN                     By: /S/ STEPHEN A. BLOCK
------------------------                         --------------------
Richard A. Goldstein                             Stephen A. Block
                                                 Senior Vice President
                                                 General Counsel and
                                                 Secretary


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                                                                       Exhibit A

                COMPARISON GROUP FOR PERFORMANCE INCENTIVE AWARD

     The following 21 companies comprise the Comparison Group for purposes of the Performance Incentive Award granted by INTERNATIONAL FLAVORS & FRAGRANCES INC., a New York corporation (the "Company" or "IFF"), to Richard A. Goldstein ("Employee"):

     1.  Alberto-Culver Co.

     2.  Allergan, Inc.

     3.  Avon Products, Inc.

     4.  Bausch & Lomb Inc.

     5.  Cabot Corporation

     6.  Church & Dwight Co., Inc.

     7.  The Clorox Company

     8.  The Dial Corporation

     9.  Ecolab Inc.

     10. The Estee Lauder Cos. Inc.

     11. Ferro Corporation

     12. Hershey Foods Corporation

     13. Hormel Foods Corp.

     14. The Lubrizol Corporation

     15. McCormick & Company, Inc.

     16. PolyOne Corporation

     17. Revlon, Inc.

     18. RPM, Inc.

     19. Sensient Technologies Corp.

     20. Sigma-Aldrich Corporation

     21. Wrigley (W.M.), Jr. Co.


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